Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-299478 on Form F-4 of our report dated October 15, 2026, relating to the financial statements of Astrum Space Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Singapore

November 5, 2026